Exhibit 99.6

REVOCABLE PROXY CARD - PRUDENTIAL BANCORP, INC.

SPECIAL MEETING OF SHAREHOLDERS

December __, 2016

11:00 am, Eastern Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PRUDENTIAL BANCORP, INC. FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER __, 2016 AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby appoints the Board of Directors of Prudential Bancorp, Inc., or any successors thereto, as proxies will full powers of substitution, to represent and vote, as designated below, all the shares of common stock of Prudential Bancorp, Inc. held of record by the undersigned on November __, 2016 at the Special Meeting to be held at the main office of Prudential Savings Bank, located at 1834 West Oregon Avenue, Philadelphia, Pennsylvania on __day, December __, 2016 at 11:00 a.m., Eastern time, or at any adjournment thereof.

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

The Board of Directors recommends that you vote “FOR” approval of the proposal for the issuance of the shares of Prudential common stock to holders of Polonia common stock in connection with the merger and “FOR” the proposal to authorize the adjournment of the Prudential special meeting, if necessary or appropriate.

1.	Proposal to approve the issuance of shares of Prudential Bancorp, Inc. common stock to holders of Polonia Bancorp, Inc. common stock in connection with the merger of Polonia with and into Prudential as contemplated by the Agreement and Plan of Merger dated as of June 2, 2016, by and between Prudential and Polonia.

☐         FOR        ☐        AGAINST        ☐        ABSTAIN

2.	Proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the proposal to issue shares of Prudential common stock to holders of Polonia common stock in the merger.

☐         FOR        ☐        AGAINST        ☐        ABSTAIN

THE SHARES OF COMMON STOCK OF PRUDENTIAL BANCORP, INC. WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED THE SHARES WILL BE VOTED FOR APPROVAL OF THE PROPOSAL FOR THE ISSUANCE OF THE SHARES OF PRUDENTIAL COMMON STOCK TO HOLDERS OF POLONIA COMMON STOCK IN CONNECTION WITH THE MERGER AND FOR THE PROPOSAL TO AUTHORIZE THE ADJOURNMENT OF THE PRUDENTIAL SPECIAL MEETING, IF NECESSARY OR APPROPRIATE.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders of Prudential Bancorp, Inc. called for December __, 2016 and the accompanying Proxy Statement prior to the signing of this proxy card.

Dated:

Signature

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENLCOSED POSTAGE-PAID ENVELOPE.